Exhibit 99.1

Yahoo! Reports Third Quarter 2005 Financial Results; Revenues - $1,330 Million,
   Operating Income - $270 Million, Operating Income Before Depreciation and
                          Amortization - $385 Million

    SUNNYVALE, Calif.--(BUSINESS WIRE)--Oct. 18, 2005--Yahoo! Inc. (Nasdaq:YHOO) today reported results for the third quarter ended September 30, 2005.
    "Yahoo! had another record quarter and continued to see solid growth across our business. We introduced a number of new and innovative products and services and continued to provide more effective means for advertisers to engage with consumers," said Terry Semel, chairman and chief executive officer, Yahoo! "Our ongoing ability to execute against plan and utilize our industry-leading technology continues to position us for long-term growth and enables us to provide our users with the best content and most relevant online experience."

    Consolidated Financial Results

    -- Revenues were $1,330 million for the third quarter of 2005, a 47 percent increase compared to $907 million for the same period of 2004.

    -- Marketing services revenue was $1,160 million for the third quarter of 2005, a 46 percent increase compared to $797 million for the same period of 2004.

    -- Fees revenue was $170 million for the third quarter of 2005, a 55 percent increase compared to $110 million for the same period of 2004.

    -- Revenues excluding traffic acquisition costs ("TAC") were $932 million for the third quarter of 2005, a 42 percent increase compared to $655 million for the same period of 2004.

    -- Gross profit for the third quarter of 2005 was $810 million, a 41 percent increase compared to $574 million for the same period of 2004.

    -- Operating income for the third quarter of 2005 was $270 million, a 57 percent increase compared to $172 million for the same period of 2004.

    -- Operating income before depreciation and amortization for the third quarter of 2005 was $385 million, a 48 percent increase compared to $260 million for the same period of 2004.

    -- Cash flow from operating activities for the third quarter of 2005 was $440 million, a 65 percent increase compared to $267 million for the same period of 2004.

    -- Free cash flow for the third quarter of 2005 was $345 million, a 71 percent increase compared to $202 million for the same period of 2004.

    -- Net income for the third quarter of 2005 was $254 million or $0.17 per diluted share (including a net impact of $16 million, or $0.01 per diluted share, related to the sales of investments). For the same period of 2004, net income was $253 million or $0.17 per diluted share (including a net impact of $129 million, or $0.09 per share, related to the sale of an investment and an associated tax benefit).

    "We are extremely pleased with our third quarter results, which exceeded expectations, showing strong revenue growth, continued profitability, and significant free cash flow," said Susan Decker, chief financial officer, Yahoo! "Our ability to deliver another quarter of record results, while also investing in internal operations and external acquisitions, continues to reinforce the power of our business model."

    Segment Financial Results

    -- United States revenues for the third quarter of 2005 were $923 million, a 41 percent increase from the $655 million reported for the same period of 2004.

    -- International revenues for the third quarter of 2005 were $407 million, a 62 percent increase from the $252 million reported for the same period of 2004.

    -- United States segment operating income before depreciation and amortization for the third quarter of 2005 was $306 million, a 37 percent increase from the $223 million reported for the same period of 2004.

    -- International segment operating income before depreciation and amortization for the third quarter of 2005 was $79 million, an 117 percent increase from the $36 million reported for the same period of 2004.

    Cash Flow Information

    Free cash flow was $345 million in the third quarter of 2005 compared to $202 million for the same period of 2004. In addition to free cash flow, Yahoo! generated $75 million from the issuance of common stock as a result of the exercise of employee stock options, and $36 million in proceeds from sales of marketable equity securities. These increases were offset by $208 million used in direct stock repurchases and a net $393 million used in structured stock repurchase transactions. Cash, cash equivalents and investments in marketable debt securities were $4,764 million at September 30, 2005 as compared to $4,925 million at June 30, 2005, a reduction of $161 million.
    Please refer to the "Note to Unaudited Condensed Consolidated Statements of Operations" for definitions of certain key financial measures used here and in the "Business Outlook" attached to this press release.

    Quarterly Conference Call

    Yahoo! will host a conference call to discuss third quarter results at 5:00 p.m. Eastern Time today. A live webcast of the conference call, together with supplemental financial information can be accessed through the Company's Investor Relations website at http://yhoo.client.shareholder.com/earnings.cfm. In addition, an archive of the webcast can be accessed through the same link. An audio replay of the call will be available following the conference call by calling 877-213-9653 or 630-652-3041, reservation number: 12875515.

    About Yahoo!

    Yahoo! Inc. is a leading global internet brand and one of the most trafficked Internet destinations worldwide. Yahoo! seeks to provide online products and services essential to users' lives, and offers a full range of tools and marketing solutions for businesses to connect with Internet users around the world. Yahoo! is headquartered in Sunnyvale, California.

    This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange
Commission: revenues excluding traffic acquisition costs, operating income before depreciation and amortization, and free cash flow. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. See "Note to Unaudited Condensed Consolidated Statements of Operations" and "Reconciliations to Unaudited Condensed Consolidated Statements of Operations" included in this press release for further information regarding these non-GAAP financial measures.

    This press release and its attachments contain forward-looking statements that involve risks and uncertainties concerning Yahoo!'s expected financial performance (as described without limitation in the Business Outlook section and quotations from management in this press release), as well as Yahoo!'s strategic and operational plans. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the Company's ability to compete with new or existing competitors; reduction in spending by, or loss of, marketing services customers; the demand by customers for Yahoo!'s premium services; acceptance by users of new products and services; risks related to the integration of recent acquisitions; risks related to the Company's international operations; failure to manage growth and diversification; adverse results in litigation, including intellectual property infringement claims; the Company's ability to protect its intellectual property and the value of its brands; dependence on key personnel; dependence on third parties for technology, services, content and distribution; and general economic conditions. All information set forth in this release and its attachments is as of October 18, 2005. Yahoo! undertakes no duty to update this information. More information about potential factors that could affect the Company's business and financial results is included under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 which are on file with the SEC and available at the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in Yahoo!'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, which will be filed with the SEC in the fourth quarter of 2005.

    Yahoo! and the Yahoo! logos are trademarks and/or registered trademarks of Yahoo! Inc. All other names are trademarks and/or registered trademarks of their respective owners.




                              Yahoo! Inc.
       Unaudited Condensed Consolidated Statements of Operations
               (in thousands, except per share amounts)

                          Three Months Ended      Nine Months Ended
                             September 30,          September 30,
                        ---------------------- -----------------------
                          2004        2005        2004        2005
                        ---------- ----------- ----------- -----------


Revenues               $  906,715 $ 1,329,929 $ 2,496,800 $ 3,756,668

Cost of revenues          332,333     520,238     911,421   1,459,433

                        ---------- ----------- ----------- -----------
Gross profit              574,382     809,691   1,585,379   2,297,235
                        ---------- ----------- ----------- -----------

Operating expenses:
  Sales and marketing     192,950     265,714     551,120     742,639
  Product development      97,033     141,616     261,162     386,509
  General and
   administrative          69,215      77,733     189,930     232,708
  Stock compensation
   expense (1)              6,111      13,524      25,823      33,938
  Amortization of
   intangibles             36,968      41,047     103,588     122,664
                        ---------- ----------- ----------- -----------
    Total operating
     expenses             402,277     539,634   1,131,623   1,518,458
                        ---------- ----------- ----------- -----------

Income from operations    172,105     270,057     453,756     778,777

Other income, net         123,281      65,995     150,838   1,095,725
                        ---------- ----------- ----------- -----------

Income before income
 taxes, earnings in
 equity interests,
 minority interests       295,386     336,052     604,594   1,874,502

Provision for income
 taxes                    (67,117)   (113,797)   (204,343)   (750,087)
Earnings in equity
 interests                 25,696      32,164      69,672      94,647
Minority interests in
 operations of
 consolidated
 subsidiaries                (660)       (646)     (2,894)     (6,040)
                        ---------- ----------- ----------- -----------

Net income             $  253,305 $   253,773 $   467,029 $ 1,213,022
                        ========== =========== =========== ===========


Net income per share -
 diluted               $     0.17 $      0.17 $      0.32 $      0.82
                        ========== =========== =========== ===========

Shares used in per
 share calculation -
 diluted                1,458,610   1,486,876   1,444,955   1,482,739
                        ========== =========== =========== ===========


(1) Stock compensation expense is allocated as follows:

Sales and marketing    $    1,731 $     2,278 $     7,712 $     5,277
Product development         2,371       6,817       9,642      13,820
General and
 administrative             2,009       4,429       8,469      14,841
                        ---------- ----------- ----------- -----------
  Total stock
   compensation
   expense             $    6,111 $    13,524 $    25,823 $    33,938
                        ========== =========== =========== ===========


----------------------------------------------------------------------
Supplemental Financial Data (See Note)
---------------------------
Revenues excluding
 traffic acquisition
 costs ("TAC")         $  655,401 $   932,115 $ 1,814,692 $ 2,627,982
Operating income before
 depreciation and
 amortization          $  259,704 $   385,122 $   704,687 $ 1,098,624
Free cash flow         $  201,680 $   344,637 $   592,969 $   962,077
----------------------------------------------------------------------



                             Yahoo! Inc.
  Note to Unaudited Condensed Consolidated Statements of Operations

This press release includes the non-GAAP financial measures of revenues excluding traffic acquisition costs, operating income before depreciation and amortization, and free cash flow, which are reconciled to gross profit, income from operations, and cash flow from operating activities, respectively, which we believe are the most comparable GAAP measures. We use these non-GAAP financial measures for internal managerial purposes, when publicly providing business outlook, and as a means to evaluate period-to-period comparisons. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, gross profit, income from operations, and cash flow from operating activities calculated in accordance with generally accepted accounting principles.

Revenues excluding traffic acquisition costs or TAC is defined as gross profit plus other cost of revenues. Under GAAP, both our revenues and cost of revenues include TAC. In defining revenues excluding TAC as our non-GAAP gross profit measure, we have removed TAC from both revenues and cost of revenues. TAC consists of payments made to affiliates that have integrated our sponsored search offerings into their websites and payments made to companies that direct consumer and business traffic to the Yahoo! website. We present revenues excluding TAC: (1) to provide a metric for our investors to analyze and value our Company and (2) to provide investors one of the primary metrics used by the Company for evaluation and decision-making purposes. We provide revenues excluding TAC because we believe it is useful to investors in valuing our Company. One of the ways investors value companies is to apply a multiple to revenues. Since a significant portion of the GAAP revenues associated with our sponsored search offerings is paid to our third party affiliates, we believe investors find it more meaningful to apply multiples to revenues excluding TAC to assess our value as this avoids "double counting" revenues that are paid to, and being reported by, our third party affiliates. Further, management uses revenues excluding TAC for evaluating the performance of our business, making operating decisions, for budgeting purposes, and as a factor in determining management compensation. A limitation of revenues excluding TAC is that it is a measure which we have defined for internal and investor purposes that may be unique to the Company and therefore it may not enhance the comparability of our results to other companies in our industry who have similar business arrangements but address the impact of TAC differently.

Operating income before depreciation and amortization is defined as income from operations before depreciation, amortization of intangible assets and amortization of stock compensation expense. We consider operating income before depreciation and amortization to be an important indicator of the operational strength of the Company. This measure eliminates the effects of depreciation, amortization of intangible assets and amortization of stock compensation expense from period to period, which we believe is useful to management and investors in evaluating the operating performance of the Company, as depreciation and amortization costs are not directly attributable to the underlying performance of the Company's business operations. A limitation associated with this measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company's businesses. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. A further limitation associated with this measure is that it does not include stock compensation expenses related to our workforce. Management compensates for this limitation by providing supplemental information about stock compensation expense on the face of the consolidated statements of operations.

Free cash flow is defined as cash flow from operating activities including the tax benefit from stock options, less net capital expenditures and dividends received. We consider free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by the business after the acquisition of property and equipment, which can then be used for strategic opportunities including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet and repurchasing stock. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period.



                              Yahoo! Inc.
    Reconciliations to Unaudited Condensed Consolidated Statements
                             of Operations
                            (in thousands)

                          Three Months Ended       Nine Months Ended
                             September 30,           September 30,
                       ----------------------- -----------------------
                           2004        2005        2004        2005
                       ----------- ----------- ----------- -----------

Revenues for groups of similar services (2):
  Marketing services  $   796,568 $ 1,159,572 $ 2,184,319 $ 3,278,669
  Fees                    110,147     170,357     312,481     477,999
                       ----------- ----------- ----------- -----------
  Total revenues      $   906,715 $ 1,329,929 $ 2,496,800 $ 3,756,668
                       =========== =========== =========== ===========

Revenues by segment:
  United States       $   654,985 $   922,860 $ 1,878,417 $ 2,611,103
  International           251,730     407,069     618,383   1,145,565
                       ----------- ----------- ----------- -----------
  Total revenues      $   906,715 $ 1,329,929 $ 2,496,800 $ 3,756,668
                       =========== =========== =========== ===========

Cost of revenues:
  Traffic acquisition
   costs ("TAC")      $   251,314 $   397,814 $   682,108 $ 1,128,686
  Other cost of
   revenues                81,019     122,424     229,313     330,747
                       ----------- ----------- ----------- -----------
  Total cost of
   revenues           $   332,333 $   520,238 $   911,421 $ 1,459,433
                       =========== =========== =========== ===========

Revenues excluding TAC:
  Gross profit        $   574,382 $   809,691 $ 1,585,379 $ 2,297,235
  Other cost of
   revenues                81,019     122,424     229,313     330,747
                       ----------- ----------- ----------- -----------
  Revenues excluding
   TAC                $   655,401 $   932,115 $ 1,814,692 $ 2,627,982
                       =========== =========== =========== ===========

Revenues excluding TAC by segment:
  United States:
  Gross profit        $   438,737 $   609,466 $ 1,241,633 $ 1,725,015
  Other cost of
   revenues                64,340      94,151     187,261     257,539
                       ----------- ----------- ----------- -----------
  Revenues excluding
   TAC                $   503,077 $   703,617 $ 1,428,894 $ 1,982,554
                       =========== =========== =========== ===========

  International:
  Gross profit        $   135,645 $   200,225 $   343,746 $   572,220
  Other cost of
   revenues                16,679      28,273      42,052      73,208
                       ----------- ----------- ----------- -----------
  Revenues excluding
   TAC                $   152,324 $   228,498 $   385,798 $   645,428
                       =========== =========== =========== ===========

Operating income before depreciation and amortization:
  Income from
   operations         $   172,105 $   270,057 $   453,756 $   778,777
  Depreciation and
   amortization            81,488     101,541     225,108     285,909
  Stock compensation
   expense                  6,111      13,524      25,823      33,938
                       ----------- ----------- ----------- -----------
  Operating income
   before depreciation
   and amortization   $   259,704 $   385,122 $   704,687 $ 1,098,624
                       =========== =========== =========== ===========

Operating income before depreciation and amortization by segment:
  Operating income
   before depreciation
   and amortization -
   United States      $   223,260 $   306,031 $   612,879 $   867,690
  Operating income
   before depreciation
   and amortization -
   International           36,444      79,091      91,808     230,934
                       ----------- ----------- ----------- -----------
  Operating income
   before depreciation
   and amortization   $   259,704 $   385,122 $   704,687 $ 1,098,624
                       =========== =========== =========== ===========

  United States:
  Income from
   operations         $   151,402 $   209,735 $   401,247 $   602,028
  Depreciation and
   amortization            66,668      83,413     189,679     233,607
  Stock compensation
   expense                  5,190      12,883      21,953      32,055
                       ----------- ----------- ----------- -----------
  Operating income
   before depreciation
   and amortization -
   United States      $   223,260 $   306,031 $   612,879 $   867,690
                       =========== =========== =========== ===========

  International:
  Income from
   operations         $    20,703 $    60,322 $    52,509 $   176,749
  Depreciation and
   amortization            14,820      18,128      35,429      52,302
  Stock compensation
   expense                    921         641       3,870       1,883
                       ----------- ----------- ----------- -----------
  Operating income
   before depreciation
   and amortization -
   International      $    36,444 $    79,091 $    91,808 $   230,934
                       =========== =========== =========== ===========

Free cash flow:
  Cash flow from
   operating
   activities         $   267,424 $   440,131 $   753,101 $ 1,230,041
  Acquisition of
   property and
   equipment, net         (65,744)    (95,494)   (160,132)   (257,294)
  Dividends received            -           -           -     (10,670)

                       ----------- ----------- ----------- -----------
  Free cash flow      $   201,680 $   344,637 $   592,969 $   962,077
                       =========== =========== =========== ===========

(2) Yahoo! currently classifies its revenues as either Marketing Services or Fees. For the three and six months ended September 30, 2004, Yahoo! reclassified previously reported Marketing Services revenues of $6 million and $16 million, respectively, as Fees in order to refine its alignment of revenue sources with these classifications.



                              Yahoo! Inc.
                           Business Outlook

Business Outlook

The following business outlook is based on current information and expectations as of October 18, 2005 and assumes the closing of the previously announced strategic combination with Alibaba.com Corporation in the fourth quarter. Yahoo!'s business outlook as of today is expected to be available on the Company's Investor Relations website throughout the current quarter. It is currently expected the outlook will not be updated until the release of Yahoo!'s next quarterly earnings announcement, notwithstanding subsequent developments; however, Yahoo! may update the outlook or any portion thereof at any time.


                                        Three months         Year
                                           ending           ending
                                        December 31,     December 31,
                                            2005             2005
                                       --------------   --------------

Revenues excluding traffic
 acquisition costs ("TAC") (3)
 outlook (in millions):
  Gross profit                             $893-$933    $3,190-$3,230
  Other cost of revenues                     139-149          470-480
                                       --------------   --------------
  Revenues excluding TAC               $1,032-$1,082    $3,660-$3,710
                                       ==============   ==============

Operating income before depreciation
 and amortization (3) outlook
 (in millions):
  Income from operations                   $322-$337    $1,100-$1,115
  Depreciation and amortization              114-124          400-410
  Stock compensation expense                   16-21            50-55
                                       --------------   --------------
  Operating income before depreciation
   and amortization                        $452-$482    $1,550-$1,580
                                       ==============   ==============

(3) Refer to Note to Unaudited Condensed Consolidated Statements of
    Operations.



                              Yahoo! Inc.
       Unaudited Condensed Consolidated Statements of Cash Flows
                            (in thousands)

                          Three Months Ended       Nine Months Ended
                             September 30,           September 30,
                       ----------------------- -----------------------
                           2004        2005        2004        2005
                       ----------- ----------- ----------- -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income          $   253,305 $   253,773 $   467,029 $ 1,213,022
  Adjustments to
   reconcile net
   income to net cash
   provided by
   operating
   activities:
    Depreciation and
     amortization          81,488     101,541     225,108     285,909
    Tax benefits from
     stock options         56,145     121,180     177,266     723,748
    Earnings in equity
     interests            (25,696)    (32,164)    (69,672)    (94,647)
    Dividends received          -           -           -      10,670
    Minority interests
     in operations of
     consolidated
     subsidiaries             660         646       2,894       6,040
    Stock compensation
     expense                6,111      13,524      25,823      33,938
    (Gain)/loss from
     sale of investments,
     assets and other,
     net                 (100,683)    (24,472)    (91,067)   (976,738)
    Changes in assets
     and liabilities,
     net of effects of
     acquisitions:
      Accounts
       receivable, net    (47,466)    (50,764)    (83,288)   (128,921)
      Prepaid expenses
       and other           (7,016)     (2,504)     (6,434)      7,736
      Accounts payable     12,694       8,839        (899)     (5,354)
      Accrued expenses
       and other
       liabilities         31,692      31,580      83,561     111,396
      Deferred revenue      6,190      18,952      22,780      43,242
                       ----------- ----------- ----------- -----------
Net cash provided by
 operating activities     267,424     440,131     753,101   1,230,041
                       ----------- ----------- ----------- -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of
   property and
   equipment, net         (65,744)    (95,494)   (160,132)   (257,294)
  Purchases of
   marketable debt
   securities            (695,951) (1,157,592) (2,157,888) (6,632,419)
  Proceeds from sales
   and maturities of
   marketable debt
   securities             395,609   1,415,056   1,865,276   6,789,521
  Acquisitions, net of
   cash acquired          (34,648)     (1,089)   (608,525)   (127,463)
  Proceeds from sales
   of marketable
   equity securities      191,429      35,846     192,780   1,006,142
  Other investing
   activities, net           (151)       (435)     14,986     (39,030)
                       ----------- ----------- ----------- -----------
Net cash provided by
 (used in) investing
 activities              (209,456)    196,292    (853,503)    739,457
                       ----------- ----------- ----------- -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from
   issuance of common
   stock, net             105,913      75,027     423,591     377,751
  Repurchases of
   common stock                 -    (208,457)          -    (373,352)
  Structured stock
   repurchases, net       (45,907)   (392,786)    (95,907)   (752,717)
  Other financing
   activities, net              -         949           -       1,749
                       ----------- ----------- ----------- -----------
Net cash provided by
 (used in) financing
 activities                60,006    (525,267)    327,684    (746,569)
                       ----------- ----------- ----------- -----------

Effect of exchange
 rate changes on cash
 and cash equivalents       3,711      (4,576)      6,764     (19,649)

Net change in cash and
 cash equivalents         121,685     106,580     234,046   1,203,280
Cash and cash
 equivalents,
 beginning of period      528,253   1,920,423     415,892     823,723
                       ----------- ----------- ----------- -----------

Cash and cash
 equivalents, end of
 period               $   649,938 $ 2,027,003 $   649,938 $ 2,027,003
                       =========== =========== =========== ===========

Supplemental schedule
 of acquisition-
 related activities:

  Cash paid for
   acquisitions       $    36,403 $     1,140     656,014 $   128,592
  Cash acquired in
   acquisitions            (1,755)        (51)    (47,489)     (1,129)
                       ----------- ----------- ----------- -----------
                      $    34,648 $     1,089 $   608,525 $   127,463
                       =========== =========== =========== ===========

  Common stock,
   restricted stock
   and stock options
   issued in
   connection with
   acquisitions
                      $     1,175 $         - $     3,384 $    44,381
                       =========== =========== =========== ===========



                              Yahoo! Inc.
            Unaudited Condensed Consolidated Balance Sheets
                            (in thousands)

                                            December 31, September 30,
                                                2004          2005
                                            ------------ -------------

ASSETS
Current assets:
  Cash and cash equivalents                  $   823,723  $ 2,027,003
  Marketable debt securities                   1,875,964    1,156,688
  Marketable equity securities                   812,288            -
  Accounts receivable, net                       479,993      599,129
  Prepaid expenses and other current assets       98,507      179,875
                                            ------------ -------------
    Total current assets                       4,090,475    3,962,695

Long-term marketable debt securities           1,042,575    1,579,930
Property and equipment, net                      531,696      623,050
Goodwill                                       2,550,957    2,564,073
Intangible assets, net                           480,666      451,018
Other assets                                     481,832      362,856
                                            ------------ -------------
  Total assets                               $ 9,178,201  $ 9,543,622
                                            ============ =============


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                           $    48,205  $    38,879
  Accrued expenses and other current
   liabilities                                   853,115      739,813
  Deferred revenue                               279,387      324,039
                                            ------------ -------------
    Total current liabilities                  1,180,707    1,102,731

Long-term deferred revenue                        65,875       63,811
Long-term debt                                   750,000      749,995
Other long-term liabilities                       35,907       87,694
Minority interests in consolidated
 subsidiaries                                     44,266       51,961
Stockholders' equity                           7,101,446    7,487,430
                                            ------------ -------------
  Total liabilities and stockholders' equity $ 9,178,201  $ 9,543,622
                                            ============ =============


    CONTACT: Yahoo! Inc.
             Kelly Delaney, 408-349-2579 (Media Relations) kellyd@yahoo-inc.com
             Cathy La Rocca, 408-349-5188 (Investor Relations) cathy@yahoo-inc.com
              or
             OutCast Communications
             Kim Milosevich, 415-345-4734 (Media Relations) kim@outcastpr.com